Great-West Lifco Inc.

                                     RELEASE






Readers are referred to the disclaimer regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

                                                                         TSX:GWO

              Great-West Lifeco reports third quarter 2005 results

Toronto, November 2, 2005 ... Great-West Lifeco Inc. (Lifeco) has reported adjusted net income attributable to common shareholders of $1,333 million for the nine months ended September 30, 2005, compared to $1,207 million reported a year ago. On a per share basis, this represents $1.496 per common share for the nine months ended September 30, 2005, an increase of 11% compared to $1.352 per common share for 2004. Adjusted net income excludes two unusual charges comprised of reinsurance claim provisions of $30 million related to United States hurricane activity, and restructuring charges of $17 million related to the acquisition of Canada Life Financial Corporation (CLFC). Net income, including all charges, attributable to common shareholders for the nine months of 2005 was $1,286 million.

For the three months ended September 30, 2005, adjusted net income attributable to common shareholders was $455 million, compared to $417 million reported a year ago. On a per share basis, this represents $0.510 per common share for the third quarter of 2005, an increase of 9% compared to $0.468 per common share for 2004. Adjusted net income excludes two unusual charges comprised of reinsurance claim provisions of $30 million related to United States hurricane activity, and restructuring charges of $4 million. Net income, including all charges, attributable to common shareholders for the third quarter was $421 million.

Lifeco experienced solid operating results in all major business segments and significant growth in net income attributable to common shareholders.

Highlights
o Earnings per common share for the nine months ended September 30, 2005, excluding unusual charges, increased 11% compared to a year ago.
o Return on common shareholders' equity, excluding unusual charges, was 21.2% for the twelve months ended September 30, 2005.
o Charges for reinsurance claim provisions related to third quarter 2005 United States Gulf Coast hurricane activity were $30 million or $0.034 per common share.
o Assets under administration at September 30, 2005 totalled $174.1 billion, up $9.2 billion from December 31, 2004 levels.
o Quarterly dividends declared were 21 cents per common share payable December 30, 2005. Dividends paid on common shares for the nine months ended September 30, 2005 were 19% higher than a year ago.


                                                                           .../2


Consolidated net earnings for Lifeco are the net operating earnings of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.


CANADA

Consolidated net earnings of the Canadian segment of Lifeco attributable to common shareholders for the nine months ended September 30, 2005 increased 21% to $602 million from $496 million a year ago. For the third quarter of 2005, earnings were up 21% to $204 million, compared to $168 million at September 30, 2004.

Total sales for the nine months ended September 30, 2005 were $4.8 billion, an increase of $746 million over September 30, 2004 levels. Fee income for the period increased $67 million.

Total assets under administration at September 30, 2005 were $87.0 billion, up $5.3 billion from December 31, 2004 levels, with increases in the general fund of $1.7 billion and in segregated funds of $3.6 billion.


EUROPE

Consolidated net earnings of the European segment of Lifeco attributable to common shareholders for the nine months ended September 30, 2005, adjusted to exclude an unusual charge for reinsurance claim provisions of $30 million related to United States hurricane activity, increased 25% to $307 million from $245 million a year ago. Net income, including all charges, attributable to common shareholders was $277 million for the nine months of 2005. For the third quarter of 2005, adjusted net income attributable to common shareholders was up 14% to $105 million compared to $92 million at September 30, 2004. Net income, including all charges, attributable to common shareholders for the third quarter was $75 million.

Total sales for the nine months ended September 30, 2005 were $5.5 billion, an increase of $261 million over September 30, 2004 levels. Fee income for the period increased $114 million.

Total assets under administration at September 30, 2005 were $43.2 billion, up $4.4 billion from December 31, 2004 levels, with increases in the general fund of $3.9 billion and in segregated funds of $0.5 billion.


UNITED STATES

Consolidated net earnings of the United States segment of Lifeco attributable to common shareholders for the nine months ended September 30, 2005 in US $, increased 13% to $336 million from $297 million a year ago. For the third quarter of 2005, earnings in US $ were up 18% to $117 million, compared to $99 million at September 30, 2004. Translated to Canadian $, earnings for the nine months and three months ended September 30, 2005 were $445 million and $151 million, respectively, compared to $470 million and $157 million, respectively, a year ago.



                                                                           .../3



Total sales for the nine months ended September 30, 2005 were US $1.7 billion, reflecting an increase in Financial Services sales, offset by lower Healthcare sales compared to September 30, 2004. Fee income for the period increased by US $42 million.

Total assets under administration at US $37.8 billion at September 30, 2005 were up $0.9 billion from December 31, 2004 levels, with increases in the general fund of $0.5 billion and in segregated funds of $0.4 billion.


CORPORATE

Corporate net earnings for Lifeco attributable to common shareholders were a net charge of $38 million for the nine months ended September 30, 2005, and a net charge of $9 million for the third quarter of 2005. Restructuring costs related to the CLFC acquisition were a major contributor to these results.


QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of $0.21 per share on the common shares of the Company payable December 30, 2005 to shareholders of record at the close of business December 2, 2005.

In addition, the Directors approved quarterly dividends on:
     o    Series D First Preferred Shares $0.293750 per share;
     o    Series E First Preferred Shares $0.30 per share;
     o    Series F First Preferred Shares $0.36875 per share;
     o    Series G First Preferred Shares of $0.325 per share; and
     o Series H First Preferred Shares of $0.30313 per share, all payable December 31, 2005 to shareholders of record at the close of business December 2, 2005.


GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada and internationally through The Great-West Life Assurance Company, London Life Insurance Company and The Canada Life Assurance Company, and in the United States through Great-West Life & Annuity Insurance Company and The Canada Life Assurance Company. Lifeco and its companies have $174 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.



                                                                           .../4


Forward-Looking Information and Non-GAAP Financial Measures
This release may contain forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive. The reader is also cautioned to consider these and other factors carefully and not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, the Company has no specific intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

This release may also contain non-GAAP financial measures. Terms by which non-GAAP financial measures are identified include but are not limited to "adjusted net income", "earnings before adjustments", "net income before adjustments" and other similar expressions. Non-GAAP financial measures are used to provide management and investors with additional measures of performance. However, non-GAAP financial measures do not have standard meanings prescribed by GAAP and are not directly comparable to similar measures used by other companies. Please refer to the appropriate reconciliations of these non-GAAP financial measures to measures prescribed by GAAP.





                                                                           .../5


Further information
Selected financial information is attached.

Great-West Lifeco's third quarter analyst teleconference will be held Wednesday, November 2, at 2:00 p.m.(Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:

o    Participants in the Toronto area: 416-340-8010
o    Participants from North America: 1-866-540-8136
o Participants from Overseas: Dial international access code first, then 800-3207-7500

A replay of the call will be available from November 2, until November 9, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode:
3164089#).

Additional information relating to Lifeco, including most recent interim unaudited financial statements, interim Management's Discussion and Analysis (MD&A), and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.




                                     - end -



For more information contact:

Marlene Klassen
Director, Media & Public Relations
(204) 946-7705
marlene.klassen@gwl.ca




                        FINANCIAL HIGHLIGHTS (unaudited)
                    (in $ millions except per share amounts)


                                                                        For the three months ended      For the nine months ended
                                                                               September 30                    September 30
                                                                       ------------------------------- -----------------------------
                                                                        2005       2004     % Change     2005      2004     % Change
------------------------------------------------------------------------------------------------------------------------------------
   Premiums:
   Life insurance, guaranteed annuities and insured health product    $ 3,189    $ 3,087        3%    $ 11,505  $ 10,438       10%
   Self-funded premium equivalents (ASO contracts)                      1,850      2,015       -8%       5,685     6,069       -6%
   Segregated funds deposits:
   Individual products                                                  1,410      1,146       23%       4,393     4,124        7%
   Group products                                                       1,222      1,045       17%       3,772     5,131      -26%
                                                                        ------------------------------- ----------------------------
   Total premiums and deposits                                          7,671      7,293        5%      25,355    25,762       -2%
                                                                        ------------------------------- ----------------------------

   Fee and other income                                                   603        555        9%       1,833     1,674        9%
   Paid or credited to policyholders                                    3,650      3,387        8%      12,547    11,489        9%

   Net income - common shareholders before adjustments (1)                455        417        9%       1,333     1,207       10%
   Adjustments after tax (1)                                               34          3                    47        16
   Net income - common shareholders                                       421        414        2%       1,286     1,191        8%

------------------------------------------------------------------------------------------------------------------------------------
Per Common Share
   Basic earnings before adjustments (1)                              $ 0.510    $ 0.468        9%     $ 1.496   $ 1.352       11%
   Adjustments after tax (1)                                            0.038      0.002                 0.053     0.017
   Basic earnings after adjustments                                     0.472      0.466        1%       1.443     1.335        8%
   Dividends paid                                                       0.210    0.18125       16%       0.600   0.50375       19%
   Book value                                                                                             9.49      8.99        6%

------------------------------------------------------------------------------------------------------------------------------------
Return on common shareholders' equity (12 months):
   Net income before adjustments (1)                                                                      21.2%     20.3%
   Net income                                                                                             20.6%     20.1%

------------------------------------------------------------------------------------------------------------------------------------
At September 30
   Total assets                                                                                       $ 101,084  $ 96,705        5%
   Segregated funds assets                                                                               73,033    65,594       11%
                                                                                                    -------------------------------
   Total assets under administration                                                                  $ 174,117  $162,299        7%
                                                                                                    ===============================
   Share capital and surplus                                                                            $ 9,251   $ 8,511        9%
------------------------------------------------------------------------------------------------------------------------------------


(1) Net income, basic earnings per common share and return on common shareholders' equity are presented before the following adjustments as a measure of earnings performance:

     a) Following the acquisition of Canada Life Financial Corporation (CLFC) by the Company, a plan was developed to restructure and exit selected operations of CLFC (see note 2 in the Company's interim financial statements). The costs include $350 that was recognized as part of the purchase equation of CLFC, and $98 before tax to be charged to income as it is incurred. Of this latter amount, shareholder net income for the three months ended September 30, 2005 includes restructuring costs of $4 after tax, or $0.004 per common share ($3 after tax, or $0.002 per common share, for the three months ended September 30, 2004) and $17 after tax, or $0.019 per common share, for the nine months ended September 30, 2005 ($16 after tax, or $0.017 per common share, for the nine months ended September 30, 2004).

     b) Third quarter 2005 results include a charge of $30 after-tax, or $0.034 per share, related to reinsurance claim provisions arising from recent hurricane activity along the gulf coast of the United States.



                 SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
                    (in $ millions except per share amounts)

T
                                                                For the three months       For the nine months
                                                                  ended September 30        ended September 30
                                                           ------------------------------ -----------------------
                                                                   2005          2004         2005          2004
                                                           ----------------  -----------  -----------  ----------
Income
    Premium income                                              $ 3,189       $ 3,087      $ 11,505      $ 10,438
    Net investment income                                         1,396         1,304         4,015         4,019
    Fee and other income                                            603           555         1,833         1,674
                                                           ----------------  -----------  -----------  ----------
                                                                  5,188         4,946        17,353        16,131
                                                           ----------------  -----------  -----------  ----------

Benefits and Expenses
    Paid or credited to policyholders and beneficiaries
         including policyholder dividends and experience refunds  3,650         3,387        12,547        11,489
    Commissions                                                     294           297           954           902
    Operating expenses                                              535           543         1,652         1,699
    Premium taxes                                                    58            75           183           190
    Financing charges (note 3)                                       49            51           146           153
    Amortization of finite life intangible assets                     5             7            14            14
    Restructuring costs (note 2)                                      4             8            22            26
                                                           ----------------  -----------  -----------  ----------

Net income before income taxes                                      593           578         1,835         1,658

Income taxes       - current                                        194           171           393           375
                   - future                                         (54)          (30)           48            33
                                                           ----------------  -----------  -----------  ----------

Net income before non-controlling interests                         453           437         1,394         1,250

Non-controlling interests (note 8)                                   24            19            86            49
                                                           ----------------  -----------  -----------  ----------

Net income - shareholders                                           429           418         1,308         1,201

Perpetual preferred share dividends                                   8             4            22            10
                                                           ----------------  -----------  -----------  ----------
Net income - common shareholders                                  $ 421         $ 414       $ 1,286       $ 1,191
                                                           ================  ============ ===========  ==========
Earnings per common share (note 12)
    Basic                                                       $ 0.472       $ 0.466       $ 1.443       $ 1.335
                                                           ================  ============ ===========  ==========
    Diluted                                                     $ 0.468       $ 0.462       $ 1.430       $ 1.323
                                                           ================  ============ ===========  ==========



                     CONSOLIDATED BALANCE SHEET (unaudited)
                                 (in $ millions)


                                                               September 30,       December 31,       September 30,
                                                                    2005               2004               2004
                                                             ---------------     --------------     --------------
Assets

Bonds                                                              $ 59,132           $ 54,960           $ 55,691
Mortgage loans                                                       14,422             14,554             14,803
Stocks                                                                3,654              3,405              3,343
Real estate                                                           1,814              1,646              1,581
Loans to policyholders                                                6,522              6,499              6,628
Cash and certificates of deposit                                      3,248              2,472              2,269
Funds held by ceding insurers                                         1,980              2,337              2,283
Goodwill                                                              5,327              5,328              5,328
Intangible assets                                                     1,462              1,508              1,508
Other assets (note 4)                                                 3,523              3,142              3,271
                                                             ---------------     --------------     --------------
Total assets                                                      $ 101,084           $ 95,851           $ 96,705
                                                             ===============     ==============     ==============

Liabilities

Policy liabilities
   Actuarial liabilities                                           $ 70,223           $ 65,822           $ 66,411
   Provision for claims                                               1,041                997              1,002
   Provision for policyholder dividends                                 599                589                553
   Provision for experience rating refunds                              368                611                668
   Policyholder funds                                                 1,843              2,076              2,094
                                                             ---------------     --------------     --------------
                                                                     74,074             70,095             70,728

Debentures and other borrowings (note 5)                              1,922              2,088              2,110
Funds held under reinsurance contracts                                4,350              4,374              4,476
Other liabilities (note 6)                                            4,532              4,356              4,442
Repurchase agreements                                                   932                676                720
Deferred net realized gains                                           2,495              2,164              2,230
                                                             ---------------     --------------     --------------
                                                                     88,305             83,753             84,706

Preferred shares (note 9)                                               797                797                927
Capital trust securities and debentures (note 7)                        649                651                610
Non-controlling interests (note 8)
   Participating surplus in subsidiaries                              1,716              1,654              1,582
   Preferred shares issued by subsidiaries                              209                209                209
   Perpetual preferred shares issued by subsidiaries                    157                159                160

Share capital and surplus

Share capital (note 9)
   Perpetual preferred shares                                           799                499                499
   Common shares                                                      4,659              4,651              4,651
Surplus                                                               4,623              3,904              3,664
Currency translation account                                           (830)              (426)              (303)
                                                             ---------------     --------------     --------------
                                                                      9,251              8,628              8,511
                                                             ---------------     --------------     --------------
Liabilities, share capital and surplus                            $ 101,084           $ 95,851           $ 96,705
                                                             ===============     ==============     ==============



                  CONSOLIDATED STATEMENT OF SURPLUS (unaudited)
                                 (in $ millions)

                                                                                               For the nine months
                                                                                               ended September 30
                                                                                           ----------------------------
                                                                                               2005           2004
                                                                                           -------------   ------------

Balance, beginning of year                                                                      $ 3,904        $ 2,993

Net income                                                                                        1,308          1,201

Change in accounting policy - stock option expense                                                    -             (4)

Contributed surplus - Stock option expense
      Change in accounting policy                                                                     -              5
      Current year expense (note 10)                                                                  6              6

Repatriation of Canada Life seed capital from participating policyholder account (note 8)             2             21

Share issue costs - preferred shares                                                                 (6)            (6)

Common share cancellation excess                                                                    (34)           (92)

Dividends to shareholders
      Perpetual preferred shareholders                                                              (22)           (10)
      Common shareholders                                                                          (535)          (450)
                                                                                           -------------   ------------

Balance, end of period                                                                          $ 4,623        $ 3,664
                                                                                           =============   ============



                CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
                                 (in $ millions)


                                                                    For the three months              For the nine months
                                                                     ended September 30                ended September 30
                                                               -------------------------------- ---------------------------------
                                                                    2005             2004            2005              2004
                                                               ---------------  --------------- ---------------   ---------------

Operations
   Net income                                                           $ 429            $ 418         $ 1,308           $ 1,201
   Adjustments for non-cash items:
      Change in policy liabilities                                        136           (1,507)          1,594               173
      Change in funds held by ceding insurers                             127            1,589             357             1,859
      Change in funds held under reinsurance contracts                     79             (154)             11              (488)
      Change in current income taxes payable                               82              105              11              (113)
      Future income tax expense                                           (54)             (30)             48                33
      Other                                                              (157)             318            (155)             (124)
                                                               ---------------  --------------- ---------------   ---------------
Cash flows from operations                                                642              739           3,174             2,541

Financing Activities
   Issue of common shares                                                   4                3              16                18
   Issue of preferred shares                                              300              300             300               300
   Purchased and cancelled common shares                                  (15)             (29)            (42)             (117)
   Repayment of debentures and other borrowings                            15               (2)             (7)               (4)
   Repayment of five-year term facility                                  (150)            (250)           (150)             (450)
   Share issue costs                                                       (6)              (5)             (6)               (5)
   Dividends paid                                                        (195)            (166)           (557)             (460)
                                                               ---------------  --------------- ---------------   ---------------
                                                                          (47)            (149)           (446)             (718)

Investment Activities
   Bond sales and maturities                                            7,746            7,454          27,737            27,657
   Mortgage loan repayments                                               538              599           1,529             1,700
   Stock sales                                                            384              294             984               944
   Real estate sales                                                        6                9              74                64
   Change in loans to policyholders                                       (12)              27            (184)             (165)
   Change in repurchase agreements                                       (163)             154             227               257
   Reinsurance transactions                                                 -                3               -              (433)
   Acquisition of business (note 14)                                       22                -              22                 -
   Investment in bonds                                                 (7,540)          (8,279)        (29,045)          (29,449)
   Investment in mortgage loans                                          (540)            (590)         (1,705)           (1,405)
   Investment in stocks                                                  (428)            (308)         (1,180)           (1,098)
   Investment in real estate                                             (186)             (20)           (411)              (87)
                                                               ---------------  --------------- ---------------   ---------------
                                                                         (173)            (657)         (1,952)           (2,015)

Increase (decrease) in cash and certificates of deposit                   422              (67)            776              (192)

Cash and certificates of deposit, beginning of period                   2,826            2,336           2,472             2,461
                                                               ---------------  --------------- ---------------   ---------------

Cash and certificates of deposit, end of period                       $ 3,248          $ 2,269         $ 3,248           $ 2,269
                                                               ===============  =============== ===============   ===============



Notes to Interim Consolidated Financial Statements (unaudited)
(in $ millions except per share amounts)

1.   Basis of Presentation and Summary of Accounting Policies

     (a) The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at September 30, 2005 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2004, except as noted below. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company's annual report dated December 31, 2004.

     (b) New Accounting Requirements for 2005

         Consolidation of Variable Interest Entities

         Effective January 1, 2005, the Company adopted the Canadian Institute of Chartered Accountants (CICA) Handbook Accounting Guideline on Consolidation of Variable Interest Entities. As a result, the Company will no longer consolidate Great-West Life Capital Trust (GWLCT) and Canada Life Capital Trust (CLCT) but will recognize the related debentures, refer to note 7. There is no impact of this change in accounting policy to common shareholder net income or basic earnings per common share.

         Financial Instruments - Disclosure and Presentation

         Effective January 1, 2005, the CICA Handbook Section on Financial Instruments - Disclosure and Presentation was amended to require liability classification, for certain financial instruments. This change in accounting policy has been applied retroactively, refer to notes 7 and 9. There is no impact of this change in accounting policy to common shareholder net income or basic earnings per common share.

     (c) Certain of 2004 amounts presented for comparative purposes have been reclassified to conform to the presentation adopted in the current year.

2.   Restructuring Costs

     Restructuring costs related to the acquisition of Canada Life Financial Corporation (CLFC) incurred for the nine months ended September 30, 2005 were $81 ($157 for the nine months ended September 30, 2004). Of this amount $22 before tax ($17 after tax) ($26 before tax ($16 after tax) in 2004) was charged to income and $59 ($131 in 2004) was charged against the amount accrued as part of the purchase equation of CLFC. Of the $448 total estimated restructuring costs, $426 of these costs have been utilized with the remaining $22 expected to be utilized in 2005. These restructuring costs are related to the elimination of duplicate systems, exiting and consolidating operations and compensation costs. These activities are expected to be substantially completed by the end of 2005.

3.   Financing Charges

     Financing charges include interest on long-term debentures and other borrowings, previously classified as part of net investment income, together with distributions and interest on capital trust securities and debentures and preferred shares now classified as liabilities as described in notes 7 and 9 to the financial statements.




                                                             For the three months                 For the nine months
                                                              ended September 30                   ended September 30
                                                     ------------------------------------ ------------------------------------
                                                           2005               2004              2005               2004
                                                     -----------------  ----------------- -----------------  -----------------
     Interest on long-term debentures
       and other borrowings                                  $ 30               $ 32              $ 89               $ 98
     Preferred share dividends                                 10                 11                29                 33
     Distributions and interest on capital
       trust securities and debentures                         13                 13                37                 37
     Distributions on capital trust securities
       held by consolidated group as
       temporary investments                                   (4)                (5)               (9)              ( 15)
                                                     -----------------  ----------------- -----------------  -----------------
     Total                                            $        49    $            51   $           146     $          153
                                                     =================  ================= =================  =================


4.   Other Assets

     Other assets consist of the following:


                                                       September 30,       December 31,       September 30,
                                                          2005                 2004                2004
                                                    -----------------    -----------------   -----------------
     Premiums in course of collection                          $ 510                $ 480               $ 424
     Interest due and accrued                                    973                  852               $ 910
     Future income taxes                                         424                  395                 396
     Fixed assets                                                264                  307                 305
     Prepaid expenses                                             68                   74                  68
     Accounts receivable                                         732                  586                 639
     Accrued benefits asset                                      194                  151                 199
     Other                                                       358                  297                 330
                                                    -----------------    -----------------   -----------------
                                                             $ 3,523              $ 3,142             $ 3,271
                                                    =================    =================   =================






5.   Debentures and Other Borrowings

     Debentures and other borrowings consist of the following:



                                                                                       September 30,    December 31,   September 30,
                                                                                          2005             2004             2004
                                                                                     ---------------- ---------------- -------------
    Short Term
        Commercial paper and other short term borrowings with interest
             rates from 3.6% to 4.1% (2.2% to 2.5% in 2004)                                 $ 110            $ 114           $ 122
        Revolving credit in respect of reinsurance business with interest rates
             from 4.2% to 4.5% maturing within one year (2.2% to 3.2% in 2004)                 15               20              22
                                                                                   --------------- ---------------- ---------------
    Total Short Term                                                                          125              134             144
    Long Term
      Operating:
        Notes payable with interest rate of 8.0%                                                9               10              11
      Capital:
      Lifeco
        Five year term facility at rates of: $119 at Canadian 90-day Bankers'
             Acceptance; $31 at 90-day LIBOR rate                                               -              149             149
        6.75% Debentures due August 10, 2015, unsecured                                       200              200             200
        6.14% Debentures due March 21, 2018, unsecured                                        200              200             200
        6.74% Debentures due November 24, 2031, unsecured                                     200              200             200
        6.67% Debentures due March 21, 2033, unsecured                                        400              400             400
                                                                                   --------------- ---------------- ---------------

                                                                                            1,000            1,149           1,149
    Canada Life
        Subordinated debentures due September 19, 2011 bearing a fixed rate of 8% until 2006 and, thereafter, at a rate equal to the Canadian
             90-day Bankers' Acceptance rate plus 1%, unsecured                               250              250             250
        Subordinated debentures due December 11, 2013 bearing a
             fixed rate of 5.8% until 2008 and, thereafter, at a rate equal to the
             Canadian 90-day Bankers' Acceptance rate plus 1%, unsecured                      200              200             200
        6.40% Subordinated debentures due December 11, 2028, unsecured                        100              100             100
        Acquisition related fair market value adjustment                                       31               35              35
                                                                                   --------------- ---------------- ---------------

                                                                                              581              585             585
      Great-West Life & Annuity Insurance Capital, LP
        6.625% Deferrable debentures due November 15, 2034, unsecured (U.S.$175)              207              210               -

      GWL&A
        7.25% Subordinated capital income securities redeemable by the Company
             on or after June 30, 2004, due June 30, 2048, unsecured (U.S.$175)                 -                -             221

                                                                                   --------------- ---------------- ---------------
    Total Long Term                                                                         1,797            1,954           1,966

                                                                                   --------------- ---------------- ---------------

    Total Debentures and Other Borrowings                                                 $ 1,922          $ 2,088         $ 2,110
                                                                                   =============== ================ ===============

    During the third quarter of 2005, the Company repaid the remaining outstanding balance of the five year term facility.

6.  Other Liabilities

    Other liabilities consist of the following:

                                                    September 30,      December 31,        September 30,
                                                       2005                2004                 2004
                                                 -----------------   -----------------    -----------------
Current income taxes                              $           415               $ 363                $ 504
Accounts payable                                              541                 589                  626
Liability for restructuring costs (note 2)                     22                  80                  166
Accrued benefits liability                                    496                 455                  394
Bank overdraft                                                532                 363                  578
Future income taxes                                           290                 262                   75
Other                                                       2,236               2,244                2,099
                                                 -----------------   -----------------    -----------------
                                                  $         4,532             $ 4,356              $ 4,442
                                                 =================   =================    =================



7.   Capital Trust Securities and Debentures

                                                                   September 30,       December 31,      September 30,
                                                                        2005               2004               2004
                                                                  -----------------  ------------------ -----------------
Capital trust securities:
  Trust securities issued by GWLCT                                $           -          $         350   $           350
  Trust securities issued by CLCT                                             -                    450               450
                                                                  -----------------  ------------------ -----------------
                                                                              -                    800               800
Capital trust debentures:
  5.995% Senior debentures due December 31, 2052, unsecured (GWLCT)            350                 -                 -
  6.679% Senior debentures due June 30, 2052, unsecured (CLCT)                 300                 -                 -
  7.529% Senior debentures due June 30, 2052, unsecured (CLCT)                 150                 -                 -
                                                                  -----------------  ------------------ -----------------
                                                                               800                   -                 -
Acquisition related fair market value adjustment                                35                  37                38
Trust securities held by consolidated group
     as temporary investments                                                 (186)               (186)             (228)
                                                                  -----------------  ------------------ -----------------
Total                                                             $            649       $         651   $           610
                                                                  =================  ================== =================



     GWLCT, a trust established by The Great-West Life Assurance Company (Great-West), had issued $350 of capital trust securities, the proceeds of which were used by GWLCT to purchase Great-West senior debentures in the amount of $350, and CLCT, a trust established by The Canada Life Assurance Company (Canada Life), had issued $450 of capital trust securities, the proceeds of which were used by CLCT to purchase Canada Life senior debentures in the amount of $450. Effective January 1, 2005 the Company is not consolidating GWLCT and CLCT. The impact of this is to not recognize the capital trust securities issued by GWLCT and CLCT and to recognize the debentures issued to the trusts by Great-West and Canada Life. As a result, distributions and interest on the capital trust securities have been reclassified to financing charges on the Summary of Consolidated Operations (see note 3).


8.   Non-Controlling Interests

     The Company controlled a 100% equity interest in Great-West, London Life Insurance Company (London Life), Canada Life and Great-West Life & Annuity Assurance Company (GWL&A) at September 30, 2005 and September 30, 2004.

     (a) The non-controlling interests of Great-West, London Life, Canada Life, GWL&A and their subsidiaries reflected in the Summary of Consolidated Operations are as follows:



                                                      For the three months    For the nine months
                                                       ended September 30     ended September 30
                                                     ----------------------- -----------------------
                                                        2005        2004       2005       2004
                                                     ----------- ----------- ----------- ----------
Participating policyholder
     Net income attributable to participating
        policyholder before policyholder dividends
          Great-West                                       $ 22        $ 25       $ 82       $ 74
          London Life                                       155         142        459        420
          Canada Life                                        44          45        134        130
          GWL&A                                              32          38        112        139

     Policyholder dividends
          Great-West                                        (25)        (24)       (73)       (68)
          London Life                                      (139)       (131)      (406)      (389)
          Canada Life                                       (40)        (45)      (129)      (140)
          GWL&A                                             (30)        (36)      (107)      (131)
                                                     ----------- ----------- ----------- ----------
     Net income                                              19          14         72         35
                                                     ----------- ----------- ----------- ----------

Preferred shareholder dividends of subsidiaries               5           5         14         14
                                                     ----------- ---------------------- ----------
Total                                                      $ 24        $ 19       $ 86       $ 49
                                                     =========== ====================== ==========


         On demutualization, $50 of seed capital was transferred from the shareholder account to the participating policyholder of Canada Life. In accordance with the Conversion Proposal of the Canada Life Assurance Company and subject to approval by OSFI, the seed capital amount, together with a reasonable rate of return, may be transferred to the shareholder account if the seed capital is no longer required to support the new participating policies.

         During 2005, following OSFI approval, $2 of seed capital related to the Bahamas open block of the participating policyholder account was transferred from the participating account to the shareholder account. The repatriation resulted in an increase in shareholder surplus of $2 and a decrease in non-controlling interests of $2. During 2004, following OSFI approval, $21 of seed capital related to the Irish open block of the participating policyholder account, together with accrued interest of $5 after tax, was transferred from the participating account to the shareholder account. The repatriation resulted in an increase in shareholder surplus of $21 and a decrease in non-controlling interests of $21.

(b)    The carrying value of non-controlling interests consist of the following:


                                                            September 30,   December 31,   September 30,
                                                                 2005           2004             2004
                                                           --------------  ------------    -------------
Participating surplus:
        Great-West                                         $         369   $       360     $        350
        London Life                                                1,132         1,081            1,014
        Canada Life                                                   20            17               14
        GWL&A                                                        195           196              204
                                                           --------------  ------------    -------------
                                                           $       1,716   $     1,654     $      1,582
                                                           ==============  ============    =============


Preferred shares issued by subsidiaries:
        Great-West Series L, 5.20% Non-Cumulative          $          52   $        52     $         52
        Great-West Series O, 5.55% Non-Cumulative                    157           157              157
                                                           --------------  ------------    -------------
                                                           $         209   $       209     $        209
                                                           ==============  ============    =============


Perpetual preferred shares issued by subsidiaries:
        CLFC Series B, 6.25% Non-Cumulative                $         145   $       145     $        145
        Acquisition related fair market value adjustment              12            14               15
                                                           --------------  ------------    -------------
                                                           $         157   $       159     $        160
                                                           ==============  ============    =============



9.   Share Capital

T

  Authorized
      Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares
      Unlimited Common Shares

     Issued and Outstanding
                                      September 30, 2005        December 31, 2004        September 30, 2004
                                   ------------------------- ------------------------ -------------------------
                                    Number     Stated Value   Number     Stated Value  Number    Stated Value
                                   ----------- ------------   ---------  ------------  --------- --------------
Preferred Shares:
 Classified as liabilities (1)
 Series D, 4.70% Non-Cumulative,
     First Preferred Shares          7,995,700      $ 200     8,000,000      $ 200     8,000,000       $ 200
 Series E, 4.80% Non-Cumulative,
     First Preferred Shares         23,866,115        597    23,868,115        597    23,868,131         597
 Series 1, 5.00% Non-Cumulative,
     First Preferred Shares             -          -             -          -          5,192,242         130
                                    ----------- ------------ ----------  ------------ ----------  -------------
                                    31,861,815      $ 797    31,868,115      $ 797    37,060,373       $ 927
                                    =========== ============ ==========   =========== ==========  =============
  Perpetual Preferred Shares:
  Classified as equity
  Series F, 5.90% Non-Cumulative
     First Preferred Shares          7,957,001      $ 199     7,957,001      $ 199     7,957,006       $ 199
  Series G, 5.20% Non-Cumulative
     First Preferred Shares         12,000,000        300    12,000,000        300    12,000,000         300
  Series H, 4.85% Non-Cumulative
     First Preferred Shares         12,000,000        300             -          -             -           -
                                 ----------- ------------ ----------  ------------ ----------  -------------
                                    31,957,001      $ 799    19,957,001      $ 499    19,957,006       $ 499
                                 =========== ============ ==========   =========== ==========  =============

  Common Shares:
  Balance, beginning of year       890,592,348    $ 4,651   893,123,924    $ 4,657   893,123,924     $ 4,657
  Purchased and cancelled under
     Normal Course Issuer Bid       (1,493,100)        (8)   (5,217,700)       (26)   (4,719,800)        (24)
  Issued under Stock Option Plan     1,787,030         16     2,686,124         20     2,444,390          18
                                 ----------- ------------ ----------  ------------ ----------  -------------
     Balance, end of period        890,886,278    $ 4,659   890,592,348    $ 4,651   890,848,514     $ 4,651
                                 =========== ============ ==========   =========== ==========  =============

     (1) The adoption of the amendments to the CICA Handbook section on Financial Instruments - Disclosure and Presentation (refer to note 1(b)) resulted in the reclassification of the Series D, 4.70%
          Non-Cumulative, First Preferred Shares and the Series E, 4.80% Non-Cumulative, First Preferred Shares to liabilities. Dividends on preferred shares classified as liabilities have been reclassified as financing charges (refer to note 3).

     During the third quarter of 2005, the Company issued 12,000,000 Series H, 4.85% Non-Cumulative First Preferred Shares for a value of $300 or $25 per share. The shares are redeemable at the option of the Company on or after September 30, 2010 for $25 per share plus a premium if the shares are redeemed before September 30, 2010.

     During the third quarter of 2005, the Company announced a Normal Course Issuer Bid commencing September 1, 2005 and terminating August 31, 2006 to purchase for cancellation up to but not more than 799,600 Non-Cumulative First Preferred Shares, Series D, and 2,380,000 Non-Cumulative First Preferred Shares, Series E. During the third quarter of 2005, 4,300 Series D 4.70% Non-Cumulative First Preferred Shares, and 2,000 Series E 4.80% Non-Cumulative First Preferred Shares, were purchased pursuant to the Company's Normal Course Issuer Bid for an average of $27.03 and $28.02 per share, respectively.

10.  Stock Based Compensation

     Under the Company's stock option plan 100,000 options were granted during the first two quarters of 2005 and no options were granted during the third quarter of 2005 (567,000 options were granted during the first two quarters and 180,000 options were granted during the third quarter of 2004). The weighted-average fair value of options granted during the nine months ended September 30, 2005 was $6.68 per option ($6.20 per option during the nine months ended September 30, 2004). Compensation expense of $6 after tax has been recognized in the Summary of Consolidated Operations for the nine months ended September 30, 2005 ($6 after tax for the nine months ended September 30, 2004).

11.  Pension Plans and Other Post Retirement Benefits

     The total benefit costs included in operating expenses are as follows:

                                             For the three months                        For the nine months
                                              ended September 30                          ended September 30
                                    ---------------------------------------     --------------------------------------
                                           2005                2004                   2005                2004
                                    -------------------  ------------------     ------------------  ------------------

Pension benefits                     $               20   $              11     $              531  $               40
Other benefits                                       11                   7                     33                  35
                                    -------------------  ------------------     ------------------  ------------------
Total                                $               31   $              18     $               86  $               75
                                    ===================  ==================     ==================  ==================




12.   Earnings Per Common Share


      The following table provides the reconciliation between basic and diluted earnings per common share:

                                                   For the three months         For the nine months
                                                    ended September 30           ended September 30
                                                  -----------------------  -------------------------------
                                                     2005        2004          2005             2004
                                                  ----------- -----------  --------------  ---------------
     a)  Earnings

          Net income - common shareholders             $ 421       $ 414         $ 1,286          $ 1,191
                                                  =========== ===========  ==============  ===============

      b)  Number of Common Shares at September 30

          Average number of common shares outstanding                        891,001,423      892,383,806
          Add:

              -Potential exercise of outstanding stock options                 8,017,290        8,119,179
                                                                           --------------  ---------------

          Average number of common shares outstanding - diluted basis        899,018,713      900,502,985
                                                                           ==============  ===============

      Earnings per Common Share

          Basic                                      $ 0.472     $ 0.466         $ 1.443          $ 1.335
                                                  =========== ===========  ==============  ===============

          Diluted                                    $ 0.468     $ 0.462         $ 1.430          $ 1.323
                                                  =========== ===========  ==============  ===============



13.  Related Party Transactions (changes since December 31, 2004 annual report)

     GWL&A received $431 of funds that were invested by affiliated mutual funds and other investment options of the Company's segregated funds. The Company recorded this transaction as premium income in the general account. All transactions were at market terms and conditions.



14.  Reinsurance Transaction

     In the second quarter of 2005, Canada Life, through its wholly owned United Kingdom subsidiary, Canada Life Limited, entered into an agreement to acquire the assets and liabilities associated with the in-force annuity in payment business of Phoenix and London Assurance Company Limited, part of the Resolution Life Group which is based in the United Kingdom. Under the agreement, from July 1, 2005, Canada Life Limited assumed 100% of this business block on an indemnity reinsurance basis and, subject to the sanction of the Court in London, this reinsured business is expected formally to transfer to Canada Life Limited on December 31, 2005. Although the final transaction amount will depend on the value of the liabilities at the date of closing, the transaction resulted in an increase in invested assets and a corresponding increase in policyholder liabilities of $4.5 billion during the third quarter of 2005.

15.  Segmented Information

     Consolidated Operations

       For the three months ended September 30, 2005



                                                                                      United          Lifeco
                                                      Canada          Europe          States        Corporate         Total
                                                   -------------   -------------   -------------   ------------   --------------
       Income:
         Premium income                                 $ 1,451         $ 1,185           $ 553            $ -          $ 3,189
         Net investment income                              695             337             367             (3)           1,396
         Fee and other income                               198             120             285              -              603
                                                                   -------------   -------------   ------------   --------------
                                                   -------------

       Total income                                       2,344           1,642           1,205             (3)           5,188
                                                   -------------   -------------   -------------   ------------   --------------

       Benefits and Expenses:
         Paid or credited to policyholders                1,540           1,391             719              -            3,650
         Other                                              488             159             288              1              936
         Restructuring costs                                  -               -               -              4                4
         Amortization of finite life intangible assets        3               2               -              -                5
                                                   -------------   -------------   -------------   ------------   --------------
       Net operating income
         before income taxes                                313              90             198             (8)             593

       Income taxes                                          80              14              45              1              140
                                                   -------------   -------------   -------------   ------------   --------------

       Net income before non-controlling
           interests                                        233              76             153             (9)             453

       Non-controlling interests                             21               1               2              -               24
                                                   -------------   -------------   -------------   ------------   --------------

       Net income - shareholders                            212              75             151             (9)             429

       Perpetual preferred share dividends                    8               -               -              -                8
                                                   -------------   -------------   -------------   ------------   --------------

       Net income - common shareholders                   $ 204            $ 75           $ 151           $ (9)           $ 421
                                                   =============   =============   =============   ============   ==============



             For the three months ended September 30, 2004



                                                                                          United          Lifeco
                                                        Canada          Europe         States        Corporate         Total
                                                    -------------   ------------   -------------   ------------   -------------

        Income:
          Premium income                                $ 1,384        $ 1,176           $ 527            $ -         $ 3,087
          Net investment income                             650            231             423              -           1,304
          Fee and other income                              169             81             305              -             555
                                                   -------------   ------------   -------------   ------------   -------------
        Total income                                      2,203          1,488           1,255              -           4,946
                                                   -------------   ------------   -------------   ------------   -------------

        Benefits and Expenses:
          Paid or credited to policyholders               1,449          1,235             703              -           3,387
          Other                                             499            143             318              6             966
          Restructuring costs                                 -              -               -              8               8
          Amortization of finite life intangible assets       4              3               -              -               7
                                                   -------------   ------------   -------------   ------------   -------------
        Net operating income
          before income taxes                               251            107             234            (14)            578

        Income taxes                                         64             13              75            (11)            141
                                                   -------------   ------------   -------------   ------------   -------------

        Net income before non-controlling
            interests                                       187             94             159             (3)            437

        Non-controlling interests                            15              2               2              -              19
                                                   -------------   ------------   -------------   ------------   -------------

        Net income - shareholders                           172             92             157             (3)            418

        Perpetual preferred share dividends                   4              -               -              -               4
                                                   -------------   ------------   -------------   ------------   -------------

        Net income - common shareholders                  $ 168           $ 92           $ 157           $ (3)          $ 414
                                                   =============   ============   =============   ============   =============


        For the nine months ended September 30, 2005


                                                                                      United          Lifeco
                                                       Canada          Europe         States        Corporate         Total
                                                   -------------   ------------   -------------   ------------   -------------

         Income:
           Premium income                                $ 4,553        $ 4,623         $ 2,329            $ -        $ 11,505
           Net investment income                           2,072            829           1,123             (9)          4,015
           Fee and other income                              576            382             875              -           1,833
                                                    -------------   ------------   -------------   ------------   -------------

         Total income                                      7,201          5,834           4,327             (9)         17,353
                                                    -------------   ------------   -------------   ------------   -------------

         Benefits and Expenses:
           Paid or credited to policyholders               4,725          5,015           2,807              -          12,547
           Other                                           1,564            468             900              3           2,935
           Restructuring costs                                 -              -               -             22              22
           Amortization of finite life intangible assets      10              4               -              -              14
                                                    -------------   ------------   -------------   ------------   -------------
         Net operating income
           before income taxes                               902            347             620            (34)          1,835

         Income taxes                                        205             62             170              4             441
                                                    -------------   ------------   -------------   ------------   -------------

         Net income before non-controlling
             interests                                       697            285             450            (38)          1,394

         Non-controlling interests                            73              8               5              -              86
                                                    -------------   ------------   -------------   ------------   -------------

         Net income - shareholders                           624            277             445            (38)          1,308

         Perpetual preferred share dividends                  22              -               -              -              22
                                                    -------------   ------------   -------------   ------------   -------------

         Net income - common shareholders                  $ 602          $ 277           $ 445          $ (38)        $ 1,286
                                                    =============   ============   =============   ============   =============


         For the nine months ended September 30, 2004



                                                                                      United          Lifeco
                                                         Canada          Europe       States        Corporate         Total
                                                    -------------   ------------   -------------   ------------   -------------
         Income:
           Premium income                                $ 4,859        $ 4,361         $ 1,218            $ -        $ 10,438
           Net investment income                           1,977            752           1,290              -           4,019
           Fee and other income                              509            268             897              -           1,674
                                                    -------------   ------------   -------------   ------------   -------------


         Total income                                      7,345          5,381           3,405              -          16,131
                                                    -------------   ------------   -------------   ------------   -------------

         Benefits and Expenses:
           Paid or credited to policyholders               5,152          4,635           1,702              -          11,489
           Other                                           1,503            445             988              8           2,944
           Restructuring costs                                 -              -               -             26              26
           Amortization of finite life intangible assets      10              4               -              -              14
                                                    -------------   ------------   -------------   ------------   -------------
         Net operating income
           before income taxes                               680            297             715            (34)          1,658

         Income taxes                                        135             51             236            (14)            408
                                                    -------------   ------------   -------------   ------------   -------------

         Net income before non-controlling
             interests                                       545            246             479            (20)          1,250

         Non-controlling interests                            39              1               9              -              49
                                                    -------------   ------------   -------------   ------------   -------------

         Net income - shareholders                           506            245             470            (20)          1,201

         Perpetual preferred share dividends                  10              -               -              -              10
                                                    -------------   ------------   -------------   ------------   -------------

         Net income - common shareholders                  $ 496          $ 245           $ 470          $ (20)        $ 1,191
                                                    =============   ============   =============   ============   =============